Creating the Value Leader in Wireless October 3, 2012 The Combination of T-Mobile USA and MetroPCS

Safe harbor statement. 2 Additional Information and Where to Find It This document relates to a proposed transaction between MetroPCS Communications, Inc. (“MetroPCS”) and Deutsche Telekom AG (“Deutsche Telekom”) in connection with T-Mobile USA, Inc. (“T- Mobile”). The proposed transaction will become the subject of a proxy statement to be filed by MetroPCS with the Securities and Exchange Commission (the “SEC”). This document is not a substitute for the proxy statement or any other document that MetroPCS may file with the SEC or send to its stockholders in connection with the proposed transaction. MetroPCS’ investors and security holders are urged to read the proxy statement (including all amendments and supplements thereto) and all other relevant documents regarding the proposed transaction filed with the SEC or sent to MetroPCS’ stockholders as they become available because they will contain important information about the proposed transaction. All documents, when filed, will be available free of charge at the SEC’s website (www.sec.gov). You may also obtain these documents by contacting MetroPCS’ Investor Relations department at +1 (214) 570-4641, or via e-mail at investor_relations@metropcs.com. This communication does not constitute a solicitation of any vote or approval. Participants in the Solicitation MetroPCS and its directors and executive officers will be deemed to be participants in any solicitation of proxies in connection with the proposed transaction, and Deutsche Telekom and its directors and executive officers may be deemed to be participants in such solicitation. Information about MetroPCS’ directors and executive officers is available in MetroPCS’ proxy statement dated April 16, 2012 for its 2012 Annual Meeting of Stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions. Cautionary Statement Regarding Forward-Looking Statements This document includes “forward-looking statements” for the purpose of the “safe harbor” provisions within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Any statements made in this document that are not statements of historical fact, including statements about our beliefs, opinions, projections, and expectations, are forward-looking statements and should be evaluated as such. These forward-looking statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “views,” “projects,” “should,” “would,” “could,” “may,” “become,” “forecast,” and other similar expressions. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of MetroPCS, Deutsche Telekom and T-Mobile and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, the possibility that the proposed transaction is delayed or does not close, including due to the failure to receive the required MetroPCS stockholder approvals or required regulatory approvals, the taking of governmental action (including the passage of legislation) to block the transaction, the failure to satisfy other closing conditions, the possibility that the expected synergies will not be realized, or will not be realized within the expected time period, the significant capital commitments of MetroPCS and T-Mobile, global economic conditions, disruptions to the credit and financial markets, fluctuations in exchange rates, competitive actions taken by other companies, natural disasters, difficulties in integrating the two companies, disruption from the transaction making it more difficult to maintain business and operational relationships, possible disruptions or intrusions of MetroPCS’ or T-Mobile’s network, billing, operational support and customer care systems which may limit or disrupt their ability to provide service, actions taken or conditions imposed by governmental or other regulatory authorities and the exposure to litigation. Additional factors that could cause results to differ materially from those described in the forward- looking statements can be found in the MetroPCS’ 2011 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 and other filings with the SEC available at the SEC’s website (www.sec.gov). The forward-looking statements speak only as to the date made, are based on current assumptions and expectations, and are subject to the factors above, among others, and involve risks, uncertainties and assumptions, many of which are beyond our ability to control or ability to predict. Neither MetroPCS’ investors and security holders nor any other person should place undue reliance on these forward- looking statements. Neither MetroPCS, Deutsche Telekom nor any other party undertake any duty to update any forward-looking statement to reflect events after the date of this document, except as required by law. Additional Infor ation and here to Find It This docu ent relates to a proposed transaction between etroPCS Co unications, Inc. (“ etroPCS”) and Deutsche Teleko A (“Deutsche Teleko ”) in connection with T- obile USA, Inc. (“T- obile”). The proposed transaction will beco e the subject of a proxy state ent to be filed by etroPCS with the Securities and Exchange Co ission (the “SEC”). This docu ent is not a substitute for the proxy state ent or any other docu ent that etroPCS ay file with the SEC or send to its stockholders in connection with the proposed transaction. etroPCS’ investors and security holders are urged to read the proxy state ent (including all a end ents and supple ents thereto) and all other relevant docu ents regarding the proposed transaction filed with the SEC or sent to etroPCS’ stockholders as they beco e available because they will contain i portant infor ation about the proposed transaction. All docu ents, when filed, will be available free of charge at the SEC’s website (www.sec.gov). You ay also obtain these docu ents by contacting etroPCS’ Investor Relations depart ent at +1 (214) 570-4641, or via e- ail at investor_relations etropcs.co . This co unication does not constitute a solicitation of any vote or approval. Participants in the Solicitation etroPCS and its directors and executive officers will be dee ed to be participants in any solicitation of proxies in connection with the proposed transaction, and Deutsche Teleko and its directors and executive officers ay be dee ed to be participants in such solicitation. Infor ation about etroPCS’ directors and executive officers is available in etroPCS’ proxy state ent dated April 16, 2012 for its 2012 Annual eeting of Stockholders. ther infor ation regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy state ent and other relevant aterials to be filed with the SEC regarding the proposed transaction when they beco e available. Investors should read the proxy state ent carefully when it beco es available before aking any voting or invest ent decisions. Cautionary State ent Regarding Forward-Looking State ents This docu ent includes “forward-looking state ents” for the purpose of the “safe harbor” provisions within the eaning of the Private Securities Litigation Refor Act of 1995, as a ended. Any state ents ade in this docu ent that are not state ents of historical fact, including state ents about our beliefs, opinions, projections, and expectations, are forward-looking state ents and should be evaluated as such. These forward-looking state ents often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “esti ates,” “targets,” “views,” “projects,” “should,” “would,” “could,” “ ay,” “beco e,” “forecast,” and other si ilar expressions. All forward-looking state ents involve significant risks and uncertainties that could cause actual results to differ aterially fro those in the forward-looking state ents, any of which are generally outside the control of etroPCS, Deutsche Teleko and T- obile and are difficult to predict. Exa ples of such risks and uncertainties include, but are not li ited to, the possibility that the proposed transaction is delayed or does not close, including due to the failure to receive the required etroPCS stockholder approvals or required regulatory approvals, the taking of govern ental action (including the passage of legislation) to block the transaction, the failure to satisfy other closing conditions, the possibility that the expected synergies will not be realized, or will not be realized within the expected ti e period, the significant capital co it ents of etroPCS and T- obile, global econo ic conditions, disruptions to the credit and financial arkets, fluctuations in exchange rates, co petitive actions taken by other co panies, natural disasters, difficulties in integrating the two co panies, disruption fro the transaction aking it ore difficult to aintain business and operational relationships, possible disruptions or intrusions of etroPCS’ or T- obile’s network, billing, operational support and custo er care syste s which ay li it or disrupt their ability to provide service, actions taken or conditions i posed by govern ental or other regulatory authorities and the exposure to litigation. Additional factors that could cause results to differ aterially fro those described in the forward- looking state ents can be found in the etroPCS’ 2011 Annual Report on For 10-K and uarterly Report on For 10- for the quarter ended June 30, 2012 and other filings with the SEC available at the SEC’s website (www.sec.gov). The forward-looking state ents speak only as to the date ade, are based on current assu ptions and expectations, and are subject to the factors above, a ong others, and involve risks, uncertainties and assu ptions, any of which are beyond our ability to control or ability to predict. Neither etroPCS’ investors and security holders nor any other person should place undue reliance on these forward- looking state ents. Neither etroPCS, Deutsche Teleko nor any other party undertake any duty to update any forward-looking state ent to reflect events after the date of this docu ent, except as required by law.

Speaker lineup. 3 René Obermann – Chief Executive Officer, Deutsche Telekom Roger Linquist – Chairman and Chief Executive Officer, MetroPCS  John Legere – President and Chief Executive Officer, T-Mobile USA Braxton Carter – Chief Financial Officer & Vice Chairman, MetroPCS i f ti ffi , t l i i t i i f ti ffi , t r, t t i f i i l ffi i i , t

T-Mobile

metroPCS

Creating the Value Leader in Wireless

Leading Value Carrier in U.S. Wireless Market

Strengthened Spectrum Position to Roll-out 4G LTE

Projected $6 - $7Bn Cost Synergies from Enhanced Scale and Scope

Attractive Growth Profile with Projected 7% - 10% 5-year EBITDA CAGR

4

5 Transaction terms and structure. MetroPCS Shareholders Key Transaction Elements  Reverse acquisition of T-Mobile by MetroPCS  MetroPCS recapitalization with 1 for 2 stock split  MetroPCS shareholders receive $1.5Bn cash payment  DT receives 74% ownership of NewCo  Combined business remains a U.S.- listed company  Roll-over existing $15Bn DT intercompany loan into notes in NewCo 26% Ownership Deutsche Telekom (DT) Equity Debt NewCo (T-Mobile & MetroPCS) $1.5 Bn Cash $15 Bn Notes 74% Ownership  DT to nominate Board members consistent with its ownership percentage  Selected consent rights for DT  Increase / decrease of ownership limitations for DT NewCo Corporate Governance Conditions and Closing Timeline  MetroPCS shareholder vote expected late-2012/early-2013  Customary regulatory approvals required  Expected to close in 1H 2013

6 Transformational combination enhances growth and profitability.  Capture growth in industry’s fast growing no-contract services  Greater customer value and choice Value Leadership  Greater spectrum position, network coverage and capacity  Deeper LTE network deployment with path to at least 20x20 MHz  Improves marketing and purchasing scale Scale Benefits  Projected cost synergies of $6 – $7Bn NPV (1)  Clear cut technology path to one common LTE network  Straightforward integration with clear migration path for MetroPCS subscribers onto T- Mobile network Significant Synergies  Enhanced growth profile – projected 5-year CAGRs: – Revenue: 3 – 5%, EBITDA: 7% – 10% and Free Cash Flow (2) 15% – 20%  Increases financial flexibility and direct capital market access for NewCo Strengthened Financials 1) NPV calculated with 9% discount rate and 38% tax rate 2) Free Cash Flow defined as EBITDA less Capital Expenditure

Strategic rationale for Deutsche Telekom.  Enhances platform for credible challenger position in the U.S. wireless market  Leading player in fast growing no-contract services  Increases scale and positions NewCo for growth and value creation  NewCo is publicly listed entity; equivalent to an accelerated IPO with synergies  Creates path towards self-funding platform in the U.S. with direct access to capital markets  Total projected cost synergies with NPV of $6 – $7Bn (1)  Strongly enhances asset value compared to SOTP valuations without deploying more capital Increased Financial Flexibility Strengthens DT’s Strategic Position in Attractive U.S. Market Compelling Value Opportunity 1) NPV calculated with 9% discount rate and 38% tax rate  No impact to shareholder remuneration policy  No changes to guidance for 2012 DT’s Commitment to Shareholders Unchanged 7

Strategic rationale and financial benefits for MetroPCS.  Shareholders receive cash payment of approximately $4.09 per share  Shareholders receive 26% ownership stake in NewCo and significant participation in NewCo’s growth and value creation, including projected cost synergies Shareholders to Receive Attractive Mix of Cash and Stock  Combined entity reduces MetroPCS’s standalone business risk  Increases flexibility to pursue future opportunities  Allows MetroPCS customers to gain access to full range of contract and no-contract services Enhances Stability and Flexibility  Addresses need for spectrum by increasing average depth from 22 to 83 MHz in MetroPCS’s major metro areas  Ability to expand MetroPCS model into new geographies providing new growth platform  Stronger value proposition to customers powered by broader coverage and deeper spectrum  Increased scale and access to nationwide platform Strengthens Strategic Position 8

NewCo: The Wireless Value Leader

NewCo leadership in place. 10 Brings Together Seasoned Executive Leadership with Significant Industry Expertise John Legere President and Chief Executive Officer Jim Alling COO of T-Mobile Customer Unit J. Braxton Carter Chief Financial Officer Thomas C. Keys COO of MetroPCS Customer Unit

NewCo: The premier challenger in the U.S. wireless market. 11 Simplicity, unlimited data, and “No Surprises” for both contract and no-contract customers Led by proven management team committed to growth and cost leadership Combined spectrum resources enabling at least 20x20 MHz LTE in major metro areas Growth platform delivering projected 7% - 10% EBITDA growth and 15% - 20% FCF (1) growth (5-year CAGR) 1) Free Cash Flow defined as EBITDA less Capital Expenditure

Increasing our momentum. 12 AT&T spectrum $4Bn LTE investment including site upgrades and spectrum re-farming Verizon spectrum swap Tower transaction Network modernization More efficient network and deeper LTE rollout Attractive financial structure while maintaining operational flexibility MetroPCS Combination Creating the leading value carrier AWS spectrum received

Enhanced spectrum position. 13 Total Spectrum in Top 100 Major Metro Areas MHz (1) 26 26 31 26 7 2 35 41 52 61 6 72 4 11 0 25 50 75 T-Mobile (Dec 2011) AT&T Spectrum VZW Spectrum T-Mobile (Oct 2012) MetroPCS NewCo PCS Spectrum AWS Spectrum Spectrum Transactions Significantly Improved T-Mobile's Spectrum Depth 1) Totals do not reconcile due to rounding

14 NewCo: an enhanced competitor. 1) Includes MVNO and M2M 2) 2012E based on equity research consensus; presented as US GAAP 3) Pre stock-based compensation 4) Based on 2012E equity research consensus T-Mobile service revenue of $17.3Bn, MetroPCS service revenue of $4.6Bn and NewCo service revenue of $21.9Bn EBITDA $Bn, 2012E (2) Total Revenue $Bn, 2012E (2) 24.85.1 19.7 0 10 20 30 NewCo 6.31.4 4.9 0 3 6 9 NewCo 28.2% % Margin of  Service Revenue (4) 30.3% 28.6% Total Spectrum in Top 25 Major Metro Areas MHz 76 13 63 0 25 50 75 NewCo (3) Subscribers 2Q-2012, Millions 5.3 9.3 14.66.6 6.633.2 42.5 21.321.3 0 12 24 36 48 NewCo Branded Contract Branded No-Contract Wholesale (1)

Accelerates Challenger Strategy.

	Initiatives Underway	Benefits with MetroPCS
Amazing 4G Services	✓ $4Bn network modernization ✓ 20% coverage improvement ✓ >200MM pops LTE in 2013	✓ Complementary spectrum position ✓ Path to at least 20x20 MHz LTE ✓ Improved urban and in-building coverage
Value Leader	✓ Unlimited 4G data ✓ First with contract handset financing and Bring Your Own Device	✓ Geographic expansion opportunities ✓ Expanded customer choice
Trusted Brand	✓ Brand re-launch ✓ 1,400 store refresh	✓ Signals "staying power" ✓ Improved customer experience
Multi-Segment Player	✓ Ramping B2B salesforce by 1,000 ✓ Monthly4G growth of ~75% YoY ✓ Rich MVNO pipeline	✓ Leading value carrier ✓ ~70,000 total points of distribution
Challenger Business Model	✓ Business re-structuring ✓ Cost discipline yielding $900MM savings ✓ Branded contract churn improvement of 50Bps YoY	✓ Projected 20 - 25% increase in network asset utilization ✓ Projected $6 - 7Bn NPV[1] value of synergies ✓ Cost leadership culture

1) NPV calculated with 9% discount rate and 38% tax rate

15

$4Bn network modernization well underway.  37,000 sites upgraded over three years with: – Multi-mode radios – Tower-top electronics – New antennas with integrated radios  Enables technology enhancements: – HSPA+ introduction in PCS spectrum band in 2012 – LTE >200MM POPs by end of year 2013 – Approximately 20% projected improved in-building coverage Amazing 4G Services BTS Coax Card Antennas with integrated radios Fiber $4Bn Total Investment 16

17 MetroPCS enables deeper LTE spectrum in top areas. Key Areas Post-Transaction LTE Spectrum (MHz) = T-Mobile AWS Spectrum = Additional AWS spectrum from transaction Spectrum depth enhances LTE in key metro areas (1) New York Los Angeles Philadelphia Detroit Boston Dallas Tampa Las Vegas Orlando Amazing 4G Services Average LTE Spectrum in Key Areas (MHz) 5014 36 0 10 20 30 40 50 60 NewCo 50 50 60 40 50 50 50 50 50 50 50 1) Assumes AWS spectrum fully deployed as LTE spectrum over time Sacramento San Francisco

18 Delivers greater network scale. Cell Sites and DAS Nodes Thousands NewCo* 60 * 18 52 633 664 765 NewCo  Enhanced spectrum position  MetroPCS DAS site consolidation enhances network density  Greater equipment purchasing scale s tr iti t r it r t r i t r i Subscribers per Cell Site* *Note: Includes M2M subscribers; cell sites adjusted for DAS Nodes Amazing 4G Services 13 9 76 109 5263 97 Total Spectrum MHz, top 25 major metro areas NewCo 54 106 BRS (Clearwire) *Note: Includes DAS Nodes and Macro Sites

T-Mobile network ready to accommodate MetroPCS subscribers.

Amazing 4G Services

Favorable Dynamics

- T-Mobile's 40-60 MHz HSPA+ / LTE will have capacity to allow MetroPCS customers to begin migration at time of close
- Rapid handset turnover (60% - 65% per year) facilitates MetroPCS customer migration
- Coverage and performance for MetroPCS customers improves dramatically in transition minimizing any potential churn
- GSM ecosystem handsets equivalent or more capable at each price point

Integration Plan

- Transition MetroPCS's subscribers to T-Mobile / NewCo network through upgrade cycles
- Re-farm MetroPCS spectrum to create capacity for increasing demand for increased LTE bandwidth
- Decommission redundant sites and integrate selected MetroPCS assets in dense metro areas
- MetroPCS customers anticipated to be completely migrated to NewCo by 2H 2015

19

Straightforward spectrum migration strategy.

Amazing 4G Services

- GSM remains "universal" technology for roaming, M2M and legacy devices
- MetroPCS PCS spectrum migrated to HSPA+
- T-Mobile AWS repurposed from HSPA+ to LTE over time
- Available MetroPCS AWS spectrum migrates to LTE
- AWS becoming primary LTE band across Americas

Dallas Region Case Study



5x5 MHz Blocks
CDMA / EVDO
GSM
HSPA+
LTE
2H2013
1H2014
2H2014
1H2015
2H2015
AWS
PCS
T-Mobile
MetroPCS
T-Mobile

20

Creates the value leader in wireless.

Value Leader

Best Value in the U.S. Market

	Contract Services	No-contract Services	
Brands	T-Mobile	T-Mobile	metroPCS
		Partner Brands (MVNO)	
Customer Segments	▪ Consumer ▪ B2B ▪ M2M	▪ Consumer	
Primary Channel	▪ National / Direct	▪ National / Indirect	▪ Local / Indirect
Distribution	~70,000 total points of distribution ~7,500 branded doors / ~10,000 3rd-party doors / ~50,000 national retail doors		
Network	4G network with LTE/HSPA+ delivers fast and reliable coverage		

21

Improves customer experience.

Trusted Brand

Benefits to NewCo Customers	T-Mobile	metroPCS
Network Coverage	✓ Better service and faster speeds driven by: ✓ Increased network density ✓ Broader coverage area ✓ Additional capacity in major metro areas	✓ Greatly expands on-net domestic coverage ✓ International roaming options
LTE	✓ Deeper LTE coverage in major metro areas such as NY, LA and Dallas	✓ Faster, broader, higher capacity 4G HSPA+ and LTE network
Devices	✓ Expands handset availability	✓ Wider handset choice and lower costs
Distribution and Service	✓ Leverage MetroPCS automation and self service to improve service levels	✓ National footprint → subs not forced to leave MetroPCS when they move

22

23 Leader in fast growing no-contract offerings. No-Contract Contract 2% - 3% Source: Independent Market Research (OVUM) Multi- Segment Player Branded No-contract Subscribers (1) Q2-2012, Millions Branded No-contract Revenue Q2-2012, $Bn 7.5 9.3 14.6 21.3 5.3 5.9 5.3 15.4 1.6 1.2 0.4 Not Reported 1.2 1.0 North America Industry Growth % Subscribers CAGR (2012-2017) 3% - 5% 1) Facilities-based carriers exclude wholesale NewCo Not Reported 0.8 9% - 10% Total NewCo

MetroPCS expands footprint. 24 Multi- Segment Player Addressable POPs coverage increases from 105MM to more than 280MMr l r i r fr t r t NewCo’s Spectrum and Network Broadens MetroPCS’s Potential Reach MetroPCS Network T-Mobile Network

Transaction accelerates momentum in contract offerings.

Multi-Segment Player

- ✓ Powerful signal to customers that NewCo is here to compete in contract offerings
- ✓ Network improvements contribute to improving churn metrics
- ✓ Improves 4G LTE depth in major metro areas
- ✓ Additional spectrum supports Unlimited as key differentiator
- ✓ Signals staying power to B2B customers

Providing Contract Customers a More Compelling Product Offering

25

Poised for growth.

Challenger Business Model

Expected 5-year Growth

% CAGR



Revenue
3% - 5%
EBITDA
7% - 10%
Free Cash Flow (1)
15% - 20%

Target Profitability

% of service revenue



EBITDA Margin
34% - 36%

Capture Scale Benefits

- Achievable projected cost synergy realization with run-rate of $1.2 – $1.5Bn
  - Projected EBITDA run-rate of $0.8 – $1.0Bn
  - Reduction in capex with projected run-rate savings of $0.4 – $0.5Bn
- Upside from geographic expansion of MetroPCS brand

1) Free Cash Flow defined as EBITDA less Capital Expenditure

26

Synergies turbocharge the Challenger business model.

Challenger Business Model

Rapid Transition to a Single Network Projected $5 - $6Bn NPV [1]	▪ T-Mobile's network capacity accelerates MetroPCS customer transition ▪ Highly complementary spectrum allows for greater LTE bandwidth ▪ Rapid handset turnover facilitates network migration ▪ Decommission redundant sites and retain selected MetroPCS network assets
Capture Economies of Scale Estimated ~$1Bn NPV [1]	▪ Realize efficiencies in common support functions ▪ Maximize scale benefits with handset and other partners
Drive MetroPCS Geographic Expansion	▪ Expanding MetroPCS's brand into new major metro areas ▪ Increase distribution density and customer convenience ▪ Provide strong dealer community

1) NPV calculated with 9% discount rate and 38% tax rate

27

Cost synergies yield projected $6 - $7 billion NPV [(1)].

Challenger Business Model

	Year 1	Year 2	Year 3	Year 4	Year 5	Description
Network ($MM)						
Opex Savings	($0-$50)	($0-$50)	$0-$100	$300-$400	$600-$700	▪ Reduction in operating expenses related to tower, backhaul and roaming
Capex Savings	$100-$200	$300-$400	$400-$500	$450-$550	$400-$450	▪ Savings in capacity and expansion capex
One - Time Costs	**($600-$700)**	**($0 - $50)**	**($700-$800)**	**($800-$900)**	-	▪ Site upgrades and decommissioning
Non - Network ($MM)						
Opex Savings	$0-$50	$100-$200	$150-$250	$150-$250	$200-$300	▪ HSPA+ cost advantage over CDMA ▪ Procurement and back office efficiencies
Capex Savings	-	$0-$50	$0-$50	$0-$50	$0-$50	▪ Common platform efficiencies
One – Time Costs	**($150-$250)**	**($0-$100)**	**($0-$100)**	-	-	▪ Customer transition and business integration

1) NPV calculated with 9% discount rate and 38% tax rate

28

29 Free Cash Flow (4) $Bn, 2012E (1) Capital Expenditure $Bn, 2012E (1) EBITDA $Bn, 2012E (1) Total Revenue $Bn, 2012E (1) NewCo’s strong financial profile. 24.85.1 19.7 0 10 20 30 NewCo 6.31.4 4.9 0 3 6 9 NewCo 4.20.9 3.2 0 2 4 6 NewCo 28.2% % Margin of  Service Revenue (3) 2.1 1.6 0.5 0 1 2 3 4 NewCo 30.3% 28.6% 9.4% % Margin of  Service Revenue (3) 10.1% 9.6%18.8% % Capital  Intensity  of Service  Revenue (3) 20.2% 19.1% Challenger Business Model 1) 2012E based on equity research consensus; presented as US GAAP 2) Pre stock-based compensation 3) Based on 2012E equity research consensus T-Mobile service revenue of $17.3Bn, MetroPCS service revenue of $4.6Bn and NewCo service revenue of $21.9Bn 4) Free Cash Flow defined as EBITDA less Capital Expenditure (2)

NewCo's attractive and flexible capital structure.

Challenger Business Model

NewCo Financial Strategy

- NewCo will have significant financial resources, stability and access to capital
  - Strong credit profile will reduce cost of capital
  - Target credit rating of Ba2/BB to Ba3/BB-
- Deutsche Telekom will be the largest holder of NewCo equity and debt
  - DT maintains an investment grade credit rating (Baa1 / BBB+)
  - DT to roll-over existing $15Bn inter-company loan into NewCo senior unsecured notes

NewCo Debt

$Bn, 2012E [1]



$20.4
$18.6
Total Debt
Net Debt

NewCo Post-Synergy EBITDA Leverage Ratio

x 2012E EBITDA [2]



2.9x
2.6x
Total Leverage
Net Leverage

1) Projected total debt of $20.4Bn and net debt of $18.6Bn assuming $1.8Bn of cash at close; excludes $2.4Bn tower financing obligation and $0.4Bn MetroPCS capital leases
2) Based on equity research consensus EBITDA of $7.1Bn (pro forma 2012E EBITDA of $6.3Bn and $0.9Bn of run-rate cost synergies)

30

NewCo's detailed capital structure.

Challenger Business Model

① <u>Deutsche Telekom Financing</u>

- $15Bn of rollover notes
  - Average tenor of 8.5 years
  - Projected weighted average yield of 8%
- $0.5Bn Revolving Credit Facility
- $5.5Bn backstop (existing MetroPCS debt and new third party debt)

② <u>Existing MetroPCS Debt</u>

- $2.5Bn bank debt (subject to waiver or refinance)
  - Variable rate with weighted average of 4.6% as of 6/30/12 and maturity range of 2013-2018
- $2Bn unsecured notes
  - 7.875% notes due 2018
  - 6.625% notes due 2020

③ <u>New 3rd Party Debt</u>

- $1Bn new third party debt

Capital Structure
$Bn [1]

DT Financing	$15.0	①
DT Revolving Credit Facility (Undrawn)	0.0	①
Existing MetroPCS Bank Loan	2.5	②
Existing MetroPCS Unsecured Notes	2.0	②
New Third Party Financing	1.0	③
Total NewCo Debt	**$20.4**	
T-Mobile Tower Leasing Obligation	2.4	
MetroPCS Capital Leasing Obligations	0.4	
Total Adjusted NewCo Debt	**$23.2**	
Less: Expected Cash at Closing	(1.8)	
Total NewCo Net Debt	**$18.6**	
Total Adjusted NewCo Net Debt	**$21.4**	

1) Totals do not reconcile due to rounding

31

T · · Mobile · · ·

metroPCS.

Creating the Value Leader in Wireless

Leading Value Carrier in U.S. Wireless Market

Strengthened Spectrum Position to Roll-out 4G LTE

Projected $6 - $7Bn Cost Synergies from Enhanced Scale and Scope

Attractive Growth Profile with Projected 7% - 10% 5-year EBITDA CAGR

32

Back-Up

Estimated Deutsche Telekom group impact from MetroPCS transaction.

Major Financial Key Performance Indicators (KPIs) 2013					
	Revenue	EBITDA (adj.)	ROCE	FCF	EPS (adj.)
Delta	€ 4.2 Bn	€ 1.1 Bn	0.4 p.p.	€ -0.3 Bn	€ 0.02

Other Effects

- One time effect 2012: estimated negative net income effect of € 7 - 8 Bn due to goodwill and asset impairment on T-Mobile asset
- FCF in 2013 will include integration expenses of € 0.6 to € 0.7 Bn. Positive accretion including integration expenses expected from 2014 onwards
- Rating debt: the transaction has a non-significant impact on DT Debt/EBITDA ratio

34